Exhibit 4.3

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) TO REGISTRATION RIGHTS AGREEMENT is made and entered into as of this 19th day of December, 2018, by and among Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), and the holder of registrable securities (the “Holder”) listed on the signature pages hereto.

RECITALS:

WHEREAS, pursuant to Section 4.3 of the Registration Rights Agreement dated August 31, 2012 (the “Registration Rights Agreement”), by and among the Company and the holders of registrable securities named therein, the Registration Rights Agreement may be amended or modified by the Company and the holders of a majority of the registrable securities;

WHEREAS, the Holder holds a majority of the registrable securities; and

WHEREAS, the Holder and the Company desire to enter into the First Amendment to amend Section 2.11 of the Registration Rights Agreement.

NOW, THEREFORE, the parties hereto agree to amend the Registration Rights Agreement as follows:

I.	Amendment to the Registration Rights Agreement:

1.    Section 2.11 of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

From and after the date of this Agreement, the Company shall not (a) enter into any agreement with any Holder or prospective holder of any securities of the Company providing for the granting to such Holder or prospective holder of registration rights that are more favorable in any material respect than or are otherwise inconsistent with the rights granted hereunder and which does not expressly provide that the Holders in this Agreement shall be treated pari passu or with priority with respect to such Holders and prospective holders and have priority over such prospective holders of securities of the Company in any subsequent registration statement or (b) with respect to its securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement. Notwithstanding anything herein to the contrary, the Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the holders of Registrable Shares, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Shares so that such holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

II.	General Provisions

1.    In case of conflict between this First Amendment and the Registration Rights Agreement, this First Amendment shall control.

2.    The Registration Rights Agreement, except as expressly amended hereby, shall remain in full force and effect.

3.    The provisions of Section 4.9 of the Registration Rights Agreement captioned “Governing Law and Venue; Waiver of Jury Trial,” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this First Amendment mutatis mutandis.

4.    This First Amendment may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which together constitute one and the same instrument.

[Signature appears on following page]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

COMPANY: PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Monteleone
Name:
Title:

HOLDER: ZELL CREDIT OPPORTUNITIES MASTER FUND, L.P.

By:	/s/ Jon Wasserman
Name:	Jon Wasserman
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]